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                                                                Exhibit 10(a)

           FINANCIAL PLANNING AND TAX PREPARATION SERVICES PROGRAM
                                   FOR THE
                          EXECUTIVE LEADERSHIP TEAM


PURPOSE: To provide Financial Planning Services to members of the Solutia Executive Leadership Team (ELT).

ELIGIBILITY:  Full-time employees who are designated members of the ELT.
              Participation in any part of this program is completely voluntary.

PROGRAM SUMMARY:  To provide reimbursement to members of the ELT for
                  Financial Planning and related services.

1. Such services shall include: Tax preparation and planning, estate planning (including wills and trusts), retirement planning and other services of a similar type approved in advance by the Vice President of Human Resources.

2.    Reimbursement of tax preparation services shall be made upon receipt of a paid bill for services from one of the APPROVED vendors (list attached),
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      by submitting that receipt to the Controller, or designee, who will issue the reimbursement check.

3. Reimbursement of financial planning services shall be made upon receipt of a paid bill for services by submitting that receipt to the Controller, or designee, who will issue the reimbursement check. A list of financial planners is available from Human Resources but there is no requirement
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      to use any on the list.

4. For tax purposes, reimbursement for the cost of financial services are regarded as additional income and, therefore, are subject to withholding. Depending on the nature and cost of the financial services, fees charged may be allowable as itemized deductions on federal income tax returns.

5. The maximum reimbursement allowable per year for tax preparation and financial planning services will be:

              For the Chairman/CEO, COO, CAO, CFO, GC:         $7,000
              For other ELT members:                           $5,000

6. Monies not used in one year cannot be carried over to the following year.

7.    Policy shall be effective for expenses incurred as of January 1, 1998.

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VENDORS:

      TAX PREPARATION (one of these must be used to be eligible for reimbursement): If you work outside the St. Louis area, contact one of the individuals listed below and they will refer you to an office in your location.

      Joan Malloy
      Arthur Anderson
      1010 Market Street
      St. Louis, MO 63101-2089
      314-425-9228 (work)
      314-621-1956 (fax)

      Don Poling
      Deloitte & Touche
      One City Place
      St. Louis, MO 63101-1819
      314-342-4990 (work)
      314-342-1100 (fax)

      Judy Ethell
      Price Waterhouse
      800 Market Street
      St. Louis, MO 63101
      314-206-8661 (work)
      314-206-8510 (fax)

      Walter Knepper
      Private Client Services
      BDO Seidman, LLP
      720 Olive Street, Suite 2300
      St. Louis, MO 63101
      314-231-7575 (work)